Exhibit 99.1

Tabula Rasa HealthCare Announces Preliminary Fourth Quarter and Full Year 2020 Unaudited Revenue and Select PACE Operating Metrics

MOORESTOWN, N.J., January 12, 2021 -- Tabula Rasa HealthCare, Inc. (NASDAQ:TRHC), a healthcare technology company advancing safer use of medications, today announced preliminary, unaudited financial results and select PACE operating metrics for the fourth quarter and the full year ended December 31, 2020.

•	Full year 2020 revenue is expected to be at the top end of our guidance range of $294 million to $296 million. TRHC expects to announce profitability and, specifically, non-GAAP adjusted EBITDA, on February 23, 2021 with our fourth quarter and full year 2020 earnings release once TRHC’s financial results have been finalized.
•	Our PACE operating metrics for the CareVention HealthCare segment are expected to be as follows:
•	Client retention for 2020 of 100%.
•	Net dollar revenue retention for 2020 of 111%, driven by census growth at existing clients and cross-sell revenue.
•	Average per-member per-month (PMPM) revenue for the fourth quarter of 2020 of $394, which reflects the impact of our October 2020 acquisition of Personica. Excluding Personica, the PACE average PMPM revenue for full year 2020 increased to $460 as compared to $459 for the 2019 fiscal year.

The preliminary, unaudited financial results and selected PACE operating metrics included in this press release are based on information available as of January 11, 2021 and management's initial review of operations for the fourth quarter and full year ended December 31, 2020. They remain subject to change based on management's ongoing review of the company's fourth-quarter and full year results and are forward-looking statements. TRHC assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in TRHC’s annual and quarterly filings with the Securities and Exchange Commission.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that we believe to be reasonable as of today’s date. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include TRHC’s expectations regarding healthcare regulations, industry trends, available opportunities to TRHC, the financial and operating performance of TRHC, the impacts of the COVID-19 pandemic and TRHC’s expectations for 2021. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. These forward-looking statements are based on management's good-faith expectations, judgements and assumptions as of the date of this press release. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the impacts of the current COVID-19 pandemic and other health epidemics; our continuing losses and need to achieve profitability; fluctuations in our financial results; the acceptance and use of our products and services by PACE organizations; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain relationships with a specified drug wholesaler; increasing consolidation in the healthcare industry; managing our growth effectively; our ability to adequately protect our intellectual property; the requirements of being a public company; our ability to recognize the expected benefits from acquisitions on a timely basis or at all; and the other risk factors set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on March 2, 2020, and in subsequent reports filed with or furnished to the SEC, copies of which are available free of charge within the Investor Relations section of the Tabula Rasa HealthCare website http://ir.trhc.com or upon request from our Investor Relations Department. Tabula Rasa HealthCare assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) provides medication safety solutions empowering pharmacists and prescribers to optimize medication regimens and reduce medication-related risk, specifically targeting adverse drug events. Utilizing its proprietary medication decision science technology, MedWise™, TRHC improves patient outcomes, reduces hospitalizations, and lowers healthcare costs. Additionally, TRHC provides an extensive clinical telepharmacy network across the U.S. Our solutions are trusted by health plans and pharmacies nationwide to help drive value-based payment results. For more information, visit TRHC.com.

Tabula Rasa HealthCare Investor Relations Contact:

Frank Sparacino

Senior Vice President, Investor Relations and Corporate Development

fsparacino@trhc.com

T: (312) 451-2157

Tabula Rasa HealthCare Media Contact:

Dianne Semingson
dsemingson@trhc.com
T: (215) 870-0829